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				STERLING SUGARS, INC.
			COMPUTATION OF EARNINGS PER SHARE (1)

					       Year Ended January 31,
					     1997        1996       1995
					 ----------------------------------
 Primary
  Income                                    $2,036,970 $ 2,119,609 $  742,383
					    ========== =========== ==========

 Shares
  Weighted average number of common
  shares outstanding                         2,500,000   2,500,000  2,450,000
  Assuming exercise of option to purchase
  50,000 shares of treasury stock                 -           -        10,685
					    ---------- ----------- ----------
  Weighted average number of common shares
  outstanding as adjusted                    2,500,000   2,500,000  2,460,685
				    =========== =========== ==========
 Primary earnings (loss) per common share
  Before cumulative effect of change in
  accounting principle                           $.81        $.85       $.30
					       =======   ========  ===========

 (1) See Note 9 of the Notes to Financial Statements
































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